Exhibit 99.3

Trinity Industries, Inc.
Earnings Release Conference Call
Comments of Tim Wallace, Chairman, President and CEO
May 1, 2008
FINAL

Thank you James and good morning everyone.

I am pleased with our first quarter financial results. Trinity’s businesses are performing well in a challenging economy. We are benefiting from the diversity of our multi-industry portfolio, our sizable order backlogs, as well as production efficiencies. Each of our business segments except the Rail Group increased its first quarter profits over last year. Our Rail Group’s profitability was within 2% of last year’s record results. This was a great accomplishment on the North American Rail Group’s part in light of the slowdown in demand for railcars in North America.

We continue to invest capital to enhance and improve our competitive positions in all of our businesses. Trinity’s overall position is stronger as a result of our investments in a variety of initiatives designed to reduce costs, diversify our product lines and increase manufacturing flexibility. We are positioned to compete in virtually any operating environment.

General economic downturns like the one the United States is currently experiencing often cause highly competitive pricing. In these types of markets our businesses aggressively pursue orders to maintain production continuity and efficiencies. We have been an aggressive competitor in all our businesses for decades. Our businesses strive to have a low cost basis which provides them flexibility.

During the past decade, we have transitioned much of our manufacturing capacity from higher cost facilities to lower cost operations. We currently have a number of different products being manufactured in our Mexico facilities. By consolidating manufacturing operations for several of our businesses in Mexico, we are able to spread our fixed costs over several product lines. This makes a significant difference in highly competitive markets.

Another challenge we are confronted with today is inflationary pricing in the supply side of our business. We are seeing another round of inflationary pricing beginning to creep into our raw materials. Steel prices are on the move again. We have experienced sourcing personnel in our businesses who are working diligently to maintain our low cost structure. Each of our businesses are attempting to pass through material cost increases via product pricing. This may not be possible in a few select markets where industry supply exceeds demand. To avoid compression of our margins, we are working in these businesses to reduce our other costs at a rate faster than raw material costs increase. In some businesses, we expect to have decreased margins as we begin using higher-priced raw materials. This is a very dynamic situation and it is very difficult to precisely predict the total impact that cost increases could have on our margins. We have tried to incorporate our assumptions for these variables into our forward looking guidance figures. We will provide an update on this at our 2nd quarter conference call. Historically, during tough markets we have become a stronger company. I am confident we will repeat this again as we navigate through the current challenging times.

On a company-wide basis, with large backlogs of orders in place, the timing is now ideal for us to extract additional efficiencies from our operations by utilizing the principals of lean manufacturing. This year we are expanding manufacturing lean initiatives throughout many of our companies.

We continue to strengthen our multi-industry footprint by pursuing a broad spectrum of opportunities. We are expanding our structural wind towers business and our railcar leasing business. Our investments in growing these businesses will help further diversify our sources for future earnings. We have grown our leasing business revenues from operating activities 150% during the past 5 years. This has helped diversify our revenue stream and strengthened our relationships with the end users of our railcars. Revenue for our structural wind tower’s business has grown 70% over the last 12 months. We are very bullish on our opportunities to continue to grow this business. We also consider product development a high priority and plan to continue launching a variety of both new and enhanced products in our railcar and highway products businesses. We have teams of people working on a variety of initiatives designed to utilize the full potential of the synergies we have as a company. Our multi-industry portfolio of market leading manufacturing businesses provides us numerous opportunities to share best practices. The cumulative effect of these initiatives enhances Trinity’s position as a multi-industry company.

At this point I’ll cover some high level points about several of our businesses. I’ll start with our Rail Group. Overall demand for railcars in North America was not as strong in the first quarter as it was in the 1st quarter last year. We continue to see this as a moderate down cycle as opposed to a deep trough like we experienced at the beginning of the decade. Despite difficult industry conditions, our Rail Group generated operating profit of $77.2 million for the first quarter. This level of profitability was the 4th highest in the company’s history. I believe this was quite an accomplishment on their part and reflects the benefits associated with several of the initiatives I mentioned earlier. This year, I expect our Rail Group’s performance will illustrate the strength and depth of its manufacturing flexibility, along with the benefits of having a broad product offering. Steve Menzies will provide more detail in his report.

Trinity’s Inland Barge Group continues to perform well. I am very pleased with this group’s substantial increase in profitability during the first quarter. Our momentum is strong in this business. The value of our barge backlog increased slightly and our customers continue to visit with us about opportunities for future business.

Our Construction Products Group had a good first quarter. The portfolio restructuring that took place last year in our concrete business is producing good results. These changes along with the other initiatives have helped us improve our year over year profitability. Demand remains steady for Construction Products as we enter the prime season of this segment.

Our structural wind towers business continues to both improve and grow as illustrated by our revenue and profit improvements over the last year. I am very excited about the potential for this business. Demand for structural wind towers remains robust. Our order backlog more than doubled during the lst quarter and is at an all time record of more than $1.6 billion. I am very proud of the way our people have approached the growth opportunities in this market. Our new wind tower manufacturing facility in Mexico will increase its production during the next 12 months. We recently negotiated terms for a structural wind tower factory in Newton, Iowa and expect to begin shipping towers during the first half of 2009. We continue to expect a learning curve for this business as our expansion program ramps up. It will take us a couple of more years to reach optimum production for this business segment. I am very excited about the opportunities this business provides for Trinity and its shareholders.

Trinity’s Railcar Leasing and Management Services Group had a good first quarter. We continue to grow the size of our lease fleet. Railcar leasing and management services continue to be a key component of our overall growth statistics. Steve will provide more detail in his report.

From an overall perspective, I am very pleased with the performance of our company and our unique position within the industries we serve. We have excellent market leadership positions and healthy backlogs that allow us to continue our focus on improving our performance. The internal expansion activities we initiated during the past several years have enhanced our competitive positions. We are closely monitoring the demand levels in our markets as we search for opportunities. We expect our markets to be challenging and dynamic until the economy begins to recover. I remain optimistic about Trinity’s ability to effectively compete as we leverage off the strengths within our multi-industry platform.

I’ll now turn it over to Steve Menzies for his comments.